UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                              -------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   MARCH 23, 2000
                                                  ------------------------------


                                  NETOPIA, INC.
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               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


      DELAWARE                         0-28450                     94-3033136
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(State or other jurisdiction   (Commission File Number)       (IRS Employer)
     of incorporation)                                       Identification No.)



2470 MARINER SQUARE LOOP, ALAMEDA, CALIFORNIA                           94501
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(Address of Principal Executive Offices)                              (Zip Code)


       Registrant's telephone number, including area code (510) 814-5100
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SAME
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         (Former name or Former Address, if Changed Since Last Report.)

ITEM     2. ACQUISITION OF SECURITIES.

On March 23, 2000, we closed a transaction in which we acquired all the outstanding common and preferred stock of WebOrder, a California corporation, in a merger transaction in which WebOrder merged into WO Merger Corporation, our wholly owned subsidiary formed in connection with the transaction. WebOrder is an application service provider and a developer of e-commerce infrastructure for businesses and e-commerce resellers. WebOrder's Smart Commerce System offers e-commerce solutions to on-line businesses including the ability to manage order processing, and the ability to maintain records of customer transactions flowing through a merchant's E-Store.

We will account for the transaction under the purchase method. The aggregate purchase price of the transaction is approximately $20.5 million, based on the consideration paid at closing. The final purchase price is dependent on potential earnout payments as discussed below. The aggregate purchase price includes:

o   $1.6 million in cash paid on the closing date of the transaction;

o   233,119  shares of our common stock issued on the closing date;

o a series of potential earnout payments paid in cash and common stock after the closing date if certain revenue milestones are achieved. These earnout opportunities will be included in the purchase price for accounting purposes when it is deemed probable that the earnouts will be paid;

o an accounting expense of $2.1 million relating to the substitution of stock options to purchase our common stock in replacement of the WebOrder options held by WebOrder's former employees, who joined Netopia after the closing; and

o transaction costs of approximately $750,000 which include legal fees, accounting fees, and fees for other related professional services.

Approximately 15,695 shares of our common stock will be held in escrow for one year after the closing to satisfy WebOrder's indemnification obligations.

The shares issued in the merger were not registered under the Securities Act of 1933, as amended, in reliance upon the exemption under Section 4(2) of the Act for nonpublic offerings.

The excess purchase price over the net book value of the assets acquired was approximately $19.9 million, which will be allocated to acquired in-process research and development, intangible assets, and other depreciable assets based upon a third party valuation which is currently in progress.

The funds used to pay the cash portion of the purchase price were derived from our existing working capital.

All of WebOrder's former full time employees became employees of Netopia. WebOrder's founder and one other key shareholder/employee entered into non-competition agreements in connection with the acquisition.

ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS.

         (A)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

         It is impracticable for Netopia currently to provide the required financial statements for WebOrder called for by Item 7(a). Pursuant to paragraph
(a)(4) of Item 7 of Form 8-K, the financial statements of WebOrder required to be filed under paragraph (a) of this Item 7 will be filed as soon as practicable, but not later than required by Item 7 of Form 8-K.

         (B)  PRO FORMA FINANCIAL INFORMATION.

         It is impracticable for Netopia currently to provide the pro forma financial information with respect to the acquisition of WebOrder by Netopia called for by this Item 7(b). Pursuant to paragraphs (b)(2) and (a)(4) of Item 7, the pro forma financial statements required to be filed under paragraph (b) of this Item 7 will be filed as soon as practicable, but not later than required by paragraphs (b)(2) and (a)(4) of Item 7 of Form 8-K.

         (C)      EXHIBITS:

                  EXHIBIT
                  NUMBER      DESCRIPTION
                  -------     -----------

                  2.1 Agreement and Plan of Reorganization dated February 22, 2000 by and between Netopia, Inc., a Delaware corporation, WO Merger Corporation, a Delaware corporation that is a wholly-owned subsidiary of Netopia, and WebOrder, a California corporation*

                  2.2         Registration Rights Agreement dated March 23, 2000






* PURSUANT TO ITEM 601(B)(2) OF REGULATION S-K, THE EXHIBITS TO THIS AGREEMENT AND PLAN OF REORGANIZATION HAVE BEEN OMITTED. OMITTED EXHIBITS INCLUDE THE CERTIFICATE OF MERGER, ESCROW AGREEMENT, AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF SURVIVING CORPORATION, INVESTMENT REPRESENTATION LETTER, VOTING AGREEMENTS, FORMS OF LEGAL OPINIONS, NON-COMPETITION AGREEMENTS, EARNOUT PAYMENT CRITERIA, AND EMPLOYEE INCENTIVE AGREEMENTS. SUCH EXHIBITS WILL BE SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION UPON REQUEST.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    NETOPIA, INC.

Date:  April 7, 2000            By: /s/ James A. Clark
                                    --------------------------------------------
                                    James A. Clark
                                    Vice President and Chief Financial Officer
                                    (Duly Authorized Officer and Principal
                                    Financial Officer)

                                  EXHIBIT INDEX

EXHIBIT
NUMBER     DESCRIPTION
-------    -----------

2.1 Agreement and Plan of Reorganization dated February 22, 2000 by and between Netopia, Inc., a Delaware corporation, WO Merger Corporation, a Delaware corporation that is a wholly-owned subsidiary of Netopia and WebOrder, a California corporation*

2.2      Registration Rights Agreement dated March 23, 2000






* PURSUANT TO ITEM 601(B)(2) OF REGULATION S-K, THE EXHIBITS TO THIS AGREEMENT AND PLAN OF REORGANIZATION HAVE BEEN OMITTED. OMITTED EXHIBITS INCLUDE THE CERTIFICATE OF MERGER, ESCROW AGREEMENT, AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF SURVIVING CORPORATION, INVESTMENT REPRESENTATION LETTER, VOTING AGREEMENTS, FORMS OF LEGAL OPINIONS, NON-COMPETITION AGREEMENTS, EARNOUT PAYMENT CRITERIA, AND EMPLOYEE INCENTIVE AGREEMENTS. SUCH EXHIBITS WILL BE SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION UPON REQUEST.